EXHIBIT 99.1

To Form 8-K dated April 28, 2017

Charles M. Shaffer

Executive Vice President

Chief Financial Officer

(772) 221-7003

Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS FIRST QUARTER 2017 RESULTS

Net Income Increased 100% Year-Over-Year to $7.9 Million; Net Revenue Increased 23% to $48.1 Million

Record Consumer and Small Business Loan Originations; Commercial Origination and Mortgage Loan Strength Continues

Company Updates FY2017 Guidance

STUART, Fla., April 25, 2017 /PRNewswire/ -- Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) today reported net income of $7.9 million for the first quarter of 2017, a 100% or $4.0 million increase from the first quarter of 2016. The company reported first quarter adjusted net income1 of $10.3 million, representing a 46% or $3.2 million increase year-over-year.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said “We sustained our prior year momentum during the first quarter, with robust loan pipelines, interchange and household growth reaching record levels, as we continued initiatives to become more efficient as the year progresses.”

“We incurred certain expenses in the first quarter 2017, notably higher than the fourth quarter last year, that position us well for the balance of this fiscal year. We also successfully completed a public offering of 2.7 million shares during the first quarter, generating net proceeds of $55.7 million and situating us to sustain our strong organic growth and make selective acquisitions. On April 7, we closed the GulfShore Bank acquisition, extending our proven integration strategy into the attractive Tampa market.”

Notable Items Affecting First Quarter 2017 Results

Certain items during first quarter 2017, aggregating $3.6 million in noninterest expense, were significant in comparison to fourth quarter 2016, and position the Company for much stronger performance looking forward.

•	Return of seasonal 401(k) and payroll tax expense.
•	Restructured the executive team, with salary expense overlap and severance-related charges. This was largely complete by first quarter end.
•	Hired a commercial lending team, expected to be earnings accretive in fiscal year 2017.
•	Completed a reduction in force, resulting in severance expense during the first quarter.
•	Consolidated four branch locations, resulting in closure charges and severance in the first quarter, with anticipated benefits partially realized in the second quarter and more fully in the second half of 2017.

Guidance

The Company’s previous baseline adjusted diluted earnings per share guidance of $1.24 to $1.28 remains unchanged. The Company has updated its definition of adjusted net income to exclude the effect of the amortization of acquisition related intangibles. Updating its guidance for this new definition and the greater number of shares in issue following the Company’s capital raise, the Company has revised its 2017 expected adjusted diluted earnings per share guidance to $1.28 to $1.32.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

1

First Quarter 2017 Financial Highlights

Income Statement

•	Net income was $7.9 million, or $0.20 per average common diluted share, compared to $0.28 for the prior quarter and $0.11 for the first quarter of 2016. Adjusted net income[1] was $10.3 million, or $0.26 per average common diluted share, compared to $0.31 for the prior quarter and $0.20 for the first quarter of 2016.

•	Net revenues were $48.1 million, an increase of $716 thousand, or 2%, compared to the prior quarter and an increase of $9.1 million, or 23% year-over-year. Adjusted revenues[1] were $48.1 million, an increase of $723 thousand, or 2%, from the prior quarter and an increase of $9.7 million, or 25% year-over-year.
o	Net interest income totaled $38.2 million in the first quarter of 2017, an increase of $740 thousand or 2% from the prior quarter. Compared to the prior year quarter, net interest income increased 26% or $7.9 million.
o	Noninterest income totaled $9.9 million for the first quarter of 2017, flat to the prior quarter and $1.2 million or 14% higher than the prior year quarter.

•	Net interest margin was 3.63% in the current quarter compared to 3.56% in the prior quarter and 3.68% in the prior year quarter.

•	The provision for loan losses increased from the prior quarter by $304 thousand and from the prior year quarter by $1.1 million to $1.3 million, as a result of growth in loans outstanding.

•	Noninterest expense increased $4.4 million sequentially and increased $2.4 million compared to the prior year quarter.
o	The current quarter included expenses of $2.6 million associated with consolidation activity in the retail branch network, the realignment of our executive team structure, and expenses associated with a reduction in workforce initiative. The earnings benefit from this work will be realized over the remainder of 2017. In addition, $1.3 million was included in the quarter for merger related charges and amortization of intangibles acquired through acquisitions.
o	Adjusted noninterest expense[1] was $30.9 million, an increase of $2.1 million, or 7%, compared to the prior quarter and $4.1 million, or 15%, compared to the prior year quarter. The increase quarter over quarter is primarily the result of seasonal expense associated with payroll taxes and incentive compensation accruals, the hiring of a commercial lending team during the quarter, and expenses associated with an investor relations event.

•	Seacoast recorded a $4.1 million income tax provision in the first quarter of 2017, compared to $5.3 million in the fourth quarter of 2016 and $2.4 million in the first quarter of 2016. The Company adopted ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” in the third quarter of 2016; as a result, benefits related to stock-based compensation were $234 thousand in the current quarter and $383 thousand in the prior quarter.

•	Revenues, excluding securities gains, increased 24% compared to prior year levels while adjusted noninterest expense[1] increased 15%, providing 9% operating leverage.

•	The efficiency ratio increased to 71.1% compared to 62.4% in the prior quarter and improved from 81.7% in the prior year quarter. The adjusted efficiency ratio[1] increased to 64.7% compared to 60.8% in the prior quarter and improved from 69.6% in the prior year quarter.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

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Balance Sheet

•	At March 31, 2017, the Company had total assets of $4.8 billion and total shareholders' equity of $502.5 million. Book value per share was $12.34 and tangible book value per share was $10.41, up $0.88 and $1.04, respectively from December 31, 2016.

•	Loan production continued at a strong pace across all business lines. Net loans totaled $2.95 billion at March 31, 2017, an increase of $93 million, or 3%, compared to December 31, 2016, and an increase of $514 million, or 21%, from year-ago levels. Excluding acquisitions, loans increased $456 million or 19% from year-ago levels. During the quarter, the Company purchased a residential adjustable mortgage pool, totaling $43 million.

o	Consumer and small business originations reached $90 million, a new record level, during the current quarter.
o	After recent record quarters, commercial originations remain strong at $95 million.
o	Closed residential loans retained during the quarter reached $78 million, reflecting continued strong performance.

•	Pipelines (loans in underwriting and approval or approved and not yet closed) remain strong at $123 million in commercial, $78 million in mortgage, and $44 million in consumer and small business.
o	Commercial pipelines increased $33.9 million, or 38%, over prior quarter and $24.8 million, or 25%, over year-ago levels.
o	Mortgage pipelines increased $5.7 million, or 8%, over prior quarter and $20.6 million, or 36%, from year-ago levels.
o	Consumer and small business declined from prior quarter by $1.4 million, or 3%, and increased from year-ago levels by $12.2 million, or 38%.

•	Total deposits were $3.7 billion as of March 31, 2017, an increase of $155 million, or 4%, compared to prior quarter and an increase of $456 million, or 14%, from the first quarter 2016.
o	Deposit growth reflects our success in growing households both organically and through acquisitions. Since March 31, 2016, interest bearing deposits (interest bearing demand, savings and money markets deposits) increased $249 million, or 14%, to $2.1 billion, noninterest bearing demand deposits increased $171 million, or 16%, to $1.2 billion, and CDs increased $36 million, or 10%, to $398 million. Excluding acquired deposits, noninterest bearing deposits increased 7% and total deposits increased 3% compared to March 31, 2016.
o	The Company’s balance sheet continues to be primarily core deposit funded. Core customer funding increased to $3.5 billion at March 31, 2017, a 3% increase from December 31, 2016 and a 13% increase from March 31, 2016. Excluding acquisitions, core customer funding increased by $149 million, or 5%, from one year ago.
o	Seacoast’s overall cost of deposits is 0.14%, in line with the prior quarter and 0.13% in the prior year quarter, reflecting the significant value of the deposit franchise.

•	First quarter return on average assets (ROA) was 0.68%, compared to 0.94% in the prior quarter and 0.44% in the prior year quarter. Return on average tangible assets (ROTA) was 0.74%, compared to 1.00% in the prior quarter and 0.48% in the prior year quarter. Adjusted ROTA[1] was 0.90% compared to 1.05% in the prior quarter and 0.80% in the prior year quarter.

Capital

•	Completed a successful public offering of 2.7 million shares of common stock on February 21, 2017, generating net proceeds of $55.7 million.

•	The common equity tier 1 capital ratio (CET1) was 12.3%, total capital ratio was 14.9% and the tier 1 leverage ratio was 10.3% at March 31, 2017.

•	Tangible common equity to tangible assets was 9.0% at March 31, 2017.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

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Asset Quality

•	Nonperforming loans to total loans outstanding at March 31, 2017 decreased to 0.57% from 0.62% at December 31, 2016 and from 0.63% as of March 31, 2016.

•	Nonperforming assets to total assets declined to 0.52% at March 31, 2017, compared to 0.60% at December 31, 2016 and 0.59% one year ago. Of the $25 million in nonperforming assets, $4 million relates to six closed branch properties held as REO.

•	The ratio of allowance for loan losses to non-acquisition related loans was 0.95% at March 31, 2017, 0.96% at December 31, 2016, and 1.04% at March 31, 2016.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

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FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)	1Q17	4Q16	3Q16	2Q16	1Q16

Selected Balance Sheet Data (at period end):
Total Assets	$4,769,775	$4,680,932	$4,513,934	$4,381,204	$4,001,323
Gross Loans	2,973,759	2,879,536	2,769,338	2,616,052	2,455,214
Total Deposits	3,678,645	3,523,245	3,510,493	3,501,316	3,222,447

Performance Measures:
Net Income	$7,926	$10,771	$9,133	$5,332	$3,966
Net Interest Margin	3.63%	3.56%	3.69%	3.63%	3.68%
Average Diluted Shares Outstanding (000)	39,499	38,252	38,170	38,142	35,453
Diluted Earnings Per Share (EPS)	$0.20	$0.28	$0.24	$0.14	$0.11
Return on (annualized):
Average Assets (ROA)	0.68%	0.94%	0.82%	0.51%	0.44%
Average Tangible Assets (ROTA)	0.74	1.00	0.88	0.56	0.48
Average Tangible Common Equity (ROTCE)	8.77	12.51	10.91	6.62	5.13
Efficiency Ratio	71.08	62.36	68.60	78.01	81.73

Adjusted Operating Measures[1]:
Adjusted Net Income	$10,270	$11,803	$11,060	$9,156	$7,049
Adjusted Diluted EPS	0.26	0.31	0.29	0.24	0.20
Adjusted ROTA	0.90%	1.05%	1.01%	0.89%	0.80%
Adjusted ROTCE	10.74	13.14	12.56	10.60	8.49
Adjusted Efficiency Ratio	64.65	60.84	63.14	64.78	69.64
Adjusted Noninterest Expenses as a Percentage of Average Tangible Assets	2.71	2.56	2.76	2.76	3.03

Other Data
Market Capitalization	$976,933	$838,762	$611,824	$617,007	$597,275
Full Time Equivalent Employees	743	725	731	784	728
Number of ATMs	76	77	80	85	71
Full Service Banking Offices	46	47	47	57	53
Registered Online Users	71,385	67,243	66,115	61,634	55,914
Registered Mobile Users	50,729	47,131	44,128	38,619	35,098

First Quarter 2017 Strategic Highlights

Modernizing How We Sell

•	New households served grew by a record 1,416 new households in March. This was achieved despite having fewer branches and fewer FTEs in the retail business unit.

•	Consumer loans closed remotely increased to 33%, from 0% one year prior.

•	Consumer and small business loans originated in digital channels or by our call center grew by 38%. These are the fastest growing channels as our customers migrate to these channels for convenience.

•	Invested $200 thousand in hiring a commercial banking team, to be headquartered in Tampa, Florida with nationwide distribution, primarily serving lower middle market commercial and industrial business relationships.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

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Lowering Our Cost to Serve

•	Closing four locations in the first half of 2017. Costs associated with branch closures in the current quarter were $515 thousand. This consolidation effort is expected to lower operating expenses by $2.0 million on an annual basis.

•	Customers continue to move to more convenient digital channels, and we still expect non-teller transactions to surpass teller transactions by this summer.

•	Initiated a reduction in workforce initiative during the first quarter, in line with our focus on efficiency.

Driving Improvements in How Our Business Operates

•	Last June, we launched our online mortgage portal, where customers can apply online, upload documents, and track where they are in the process. In the first quarter, 51% of customers who closed a loan utilized the portal. Customer adoption has exceeded our expectations and the online portal continues to improve both our customers’ experience and our lenders’ efficiency. Our goal by 2020 is to replicate this across our other major product platforms.

•	In the current quarter, we opened a new call center in the Orlando area to support our growth strategy. This new location supports our 24/7 customer service model, provides us with access to a larger talent pool, and helps us strengthen our business continuity plan.

•	In the current quarter, we invested $127 thousand in relocating our secondary data center to a managed service provider environment creating reliability and scalability to support the growth of the organization.

Scaling and Evolving Our Culture

•	In January 2017, we announced key leadership changes to drive our growth strategy. Charles M. (Chuck) Shaffer was appointed CFO and head of strategy, Julie Kleffel, who has headed small-business banking for the past two years, will succeed Shaffer as EVP, Community Banking, Jeffery (Jeff) Bray was appointed EVP of Service and Operations and Joe Forlenza joined us as EVP, Chief Audit Executive. We also welcomed Al Monserrat, CEO of RES Software, a leading digital workspace technology company, to the Seacoast board of directors.

•	On April 7th, we completed our acquisition of GulfShore Bank, adding Joe Caballero as EVP, Tampa Market President, anchoring Seacoast in one of the most attractive markets in Florida.

OTHER INFORMATION

Conference Call Information

Seacoast will host a conference call on Wednesday, April 26, 2017 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (800) 774-6070 (passcode: 7756 381). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of April 26, by dialing (888) 843-7419 and using passcode: 7756 381.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of April 26, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

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About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $4.8 billion in assets and $3.7 billion in deposits as of March 31, 2017. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 46 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

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FINANCIAL HIGHLIGHTS	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except per share data)	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Summary of Earnings
Net income	$7,926	$10,771	$9,133	$5,332	$3,966
Net interest income (1)	38,377	37,628	37,735	34,801	30,349
Net interest margin (1), (2)	3.63%	3.56%	3.69%	3.63%	3.68%
					.
Performance Ratios
Return on average assets-GAAP basis (2)	0.68%	0.94%	0.82%	0.51%	0.44%
Return on average tangible assets (2),(3)	0.74	1.00	0.88	0.56	0.48
Adjusted return on average tangible assets (2), (3), (5)	0.90	1.05	1.01	0.89	0.80

Return on average shareholders' equity-GAAP basis (2)	6.89	9.80	8.44	5.15	4.30
Return on average tangible shareholders' equity-GAAP basis (2),(3)	8.77	12.51	10.91	6.62	5.13
Adjusted return on average tangible common equity (2), (3), (5)	10.74	13.14	12.56	10.60	8.49
Efficiency ratio (4)	71.08	62.36	68.60	78.01	81.73
Adjusted efficiency ratio (5)	64.65	60.84	63.14	64.78	69.64
Noninterest income to total revenue	20.61	20.96	20.68	20.89	22.21
Average equity to average assets	9.93	9.56	9.74	9.91	10.30

Per Share Data
Net income diluted-GAAP basis	$0.20	$0.28	$0.24	$0.14	$0.11
Net income basic-GAAP basis	0.20	0.29	0.24	0.14	0.11
Adjusted earnings (5)	0.26	0.31	0.29	0.24	0.20

Book value per share common	12.34	11.45	11.45	11.20	10.91
Tangible book value per share	10.41	9.37	9.35	9.08	9.17
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

Other Data
Market capitalization (6)	976,368	838,762	611,824	617,007	597,275
Full-time equivalent employees	743	725	731	784	728
Number of ATMs	76	77	80	85	71
Full service banking offices	46	47	47	57	53
Registered online users	71,385	67,243	66,115	61,634	55,914
Registered mobile devices	50,729	47,131	44,128	38,619	35,098

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The Company defines average tangible assets as total assets less intangible assets, and tangible common equity as total shareholder's equity less intangible assets.
(4)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(5)	Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures."
(6)	Common shares outstanding multiplied by closing bid price on last day of each period.

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2017	2016
(Dollars in thousands, except share and per share data)	First	Fourth	Third	Second	First

Interest on securities:
Taxable	$8,087	$6,880	$6,966	$6,603	$5,683
Nontaxable	287	287	287	299	164
Interest and fees on loans	31,891	32,007	31,932	29,244	26,034
Interest on federal funds sold and other investments	510	517	429	433	290
Total Interest Income	40,775	39,691	39,614	36,579	32,171

Interest on deposits	624	622	679	688	604
Interest on time certificates	566	598	613	550	313
Interest on borrowed money	1,420	1,046	874	848	1,032
Total Interest Expense	2,610	2,266	2,166	2,086	1,949

Net Interest Income	38,165	37,425	37,448	34,493	30,222
Provision for loan losses	1,304	1,000	550	662	199
Net Interest Income After Provision for Loan Losses	36,861	36,425	36,898	33,831	30,023

Noninterest income:
Service charges on deposit accounts	2,422	2,612	2,698	2,230	2,129
Trust fees	880	969	820	838	806
Mortgage banking fees	1,552	1,616	1,885	1,364	999
Brokerage commissions and fees	377	480	463	470	631
Marine finance fees	134	115	138	279	141
Interchange income	2,494	2,334	2,306	2,370	2,217
Other deposit based EFT fees	140	125	109	116	127
BOLI income	733	611	382	379	841
Other	1,173	1,060	963	1,065	739
	9,905	9,922	9,764	9,111	8,630
Securities gains, net	0	7	225	47	89
Total Noninterest Income	9,905	9,929	9,989	9,158	8,719

Noninterest expenses:
Salaries and wages	15,369	12,476	14,337	13,884	13,399
Employee benefits	3,068	2,475	2,425	2,521	2,482
Outsourced data processing costs	3,269	3,076	3,198	2,803	4,439
Telephone / data lines	532	502	539	539	528
Occupancy	3,157	2,830	3,675	3,645	2,972
Furniture and equipment	1,391	1,211	1,228	1,283	998
Marketing	922	847	780	957	1,049
Legal and professional fees	2,132	2,370	2,213	2,656	2,357
FDIC assessments	570	661	517	643	544
Amortization of intangibles	719	719	728	593	446
Asset dispositions expense	53	84	219	160	90
Net gain on other real estate owned and repossessed assets	(346)	(161)	(96)	(201)	(51)
Early redemption cost for Federal Home Loan Bank advances	0	0	0	1,777	0
Other	3,910	3,207	3,672	3,548	3,088
Total Noninterest Expenses	34,746	30,297	33,435	34,808	32,341

Income Before Income Taxes	12,020	16,057	13,452	8,181	6,401
Income taxes	4,094	5,286	4,319	2,849	2,435

Net Income	$7,926	$10,771	$9,133	$5,332	$3,966

Per share of common stock:

Net income diluted	$0.20	$0.28	$0.24	$0.14	$0.11
Net income basic	0.20	0.29	0.24	0.14	0.11
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	39,498,836	38,252,351	38,169,863	38,141,550	35,452,968
Average basic shares outstanding	38,839,285	37,603,789	37,549,804	37,470,071	34,848,875

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CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except share data)	2017	2016	2016	2016	2016

Assets
Cash and due from banks	$133,923	$82,520	$89,777	$113,028	$113,178
Interest bearing deposits with other banks	10,914	27,124	77,606	13,774	35,450
Total Cash and Cash Equivalents	144,837	109,644	167,383	126,802	148,628

Securities:
Available for sale (at fair value)	909,275	950,503	866,613	923,560	905,182
Held to maturity (at amortized cost)	379,657	372,498	392,138	401,570	198,231
Total Securities	1,288,932	1,323,001	1,258,751	1,325,130	1,103,413

Loans held for sale	16,326	15,332	20,143	20,075	19,867

Loans	2,973,759	2,879,536	2,769,338	2,616,052	2,455,214
Less: Allowance for loan losses	(24,562)	(23,400)	(22,684)	(20,725)	(19,724)
Net Loans	2,949,197	2,856,136	2,746,654	2,595,327	2,435,490

Bank premises and equipment, net	58,611	58,684	59,035	63,817	61,416
Other real estate owned	7,885	9,949	12,734	8,694	8,091
Goodwill	64,649	64,649	64,649	64,123	55,196
Other intangible assets, net	13,853	14,572	15,291	16,154	11,524
Bank owned life insurance	85,237	84,580	44,044	43,729	43,417
Net deferred tax assets	55,834	60,818	58,848	62,648	67,049
Other assets	84,414	83,567	66,402	54,705	47,232
Total Assets	$4,769,775	$4,680,932	$4,513,934	$4,381,204	$4,001,323

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,225,124	$1,148,309	$1,168,542	$1,146,792	$1,054,069
Interest-bearing demand	870,457	873,727	776,480	776,388	750,904
Savings	363,140	346,662	340,899	330,928	313,179
Money market	821,606	802,697	858,931	860,930	741,657
Other time certificates	153,840	159,887	166,987	172,816	164,388
Brokered time certificates	66,741	7,342	8,218	9,216	11,062
Time certificates of $100,000 or more	177,737	184,621	190,436	204,246	187,188
Total Deposits	3,678,645	3,523,245	3,510,493	3,501,316	3,222,447

Securities sold under agreements to repurchase	183,107	204,202	167,693	183,387	198,330
Federal Home Loan Bank borrowings	302,000	415,000	305,000	151,000	50,000
Subordinated debt	70,311	70,241	70,171	70,101	70,031
Other liabilities	33,218	32,847	25,058	49,971	46,727
Total Liabilities	4,267,281	4,245,535	4,078,415	3,955,775	3,587,535

Shareholders' Equity
Preferred stock - CBF Subsidiary REIT			0	0	0
Common stock	4,075	3,802	3,799	3,799	3,792
Additional paid in capital	510,806	454,001	453,007	451,542	450,389
Accumulated deficit	(5,731)	(13,657)	(24,427)	(33,560)	(38,892)
Treasury stock	(1,172)	(1,236)	(691)	(482)	(88)
	507,978	442,910	431,688	421,299	415,201
Accumulated other comprehensive loss, net	(5,484)	(7,513)	3,831	4,130	(1,413)
Total Shareholders' Equity	502,494	435,397	435,519	425,429	413,788
Total Liabilities & Shareholders' Equity	$4,769,775	$4,680,932	$4,513,934	$4,381,204	$4,001,323

Common Shares Outstanding	40,715,938	38,021,835	38,025,020	37,993,013	37,922,250

Note: The balance sheet at December 31, 2016 has been derived from the audited financial statements at that date.

10

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2017	2016
(Dollars in thousands)	First	Fourth	Third	Second	First

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$260	$142	$(1,328)	$(315)	$(539)
Net charge-offs (recoveries) - acquired loans	(118)	141	(81)	(24)	142
Total net charge-offs (recoveries)	$142	$283	$(1,409)	$(339)	$(397)

Net charge-offs (recoveries) to average loans - non-acquired loans	0.04%	0.02%	(0.20)%	(0.05)%	(0.10)%
Net charge-offs to average loans - acquired loans	(0.02)	0.02	(0.01)	0.00	0.03
Total net charge-offs (recoveries) to average loans	0.02	0.04	(0.21)	(0.05)	(0.07)

Loan loss provision (recapture) - non-acquired loans	$1,504	$1,161	$649	$423	$(20)
Loan loss provision (recapture) - acquired loans	(200)	(161)	(99)	239	219
Total loan loss provision	$1,304	$1,000	$550	$662	$199

Allowance for loan losses - non-acquired loans	$24,487	$23,243	$22,225	$20,248	$19,510
Allowance for loan losses - acquired loans	75	157	459	477	214
Total allowance for loan losses	$24,562	$23,400	$22,684	$20,725	$19,724

Non-acquired loans at end of period	$2,572,549	$2,425,850	$2,272,276	$2,047,881	$1,880,421
Purchased noncredit impaired loans at end of period	388,229	440,690	484,006	554,519	558,262
Purchased credit impaired loans at end of period	12,981	12,996	13,057	13,652	16,531
Total loans	$2,973,759	$2,879,536	$2,769,339	$2,616,052	$2,455,214

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.95%	0.96%	0.98%	0.99%	1.04%
Acquired loans allowance for loan losses to acquired loans at end of period	0.02	0.03	0.09	0.08	0.04
Purchase discount to acquired loans at end of period	4.25	4.18	4.24	3.96	3.79

End of Period
Nonperforming loans - non-acquired loans	$10,557	$11,023	$10,561	$10,919	$11,881
Nonperforming loans - acquired loans	6,428	7,048	7,876	4,360	3,707
Other real estate owned - non-acquired	2,790	3,041	3,681	3,791	5,042
Other real estate owned - acquired	1,203	1,203	1,468	1,644	2,415
Bank branches closed included in other real estate owned	3,892	5,705	7,585	3,259	634
Total nonperforming assets	$24,870	$28,020	$31,171	$23,973	$23,679

Restructured loans (accruing)	$18,125	$17,711	$19,272	$20,337	$19,956

Nonperforming loans to loans at end of period - non-acquired loans	0.36%	0.38%	0.38%	0.42%	0.48%
Nonperforming loans to loans at end of period - acquired loans	0.22	0.24	0.28	0.16	0.15
Total nonperforming loans to loans at end of period	0.57	0.62	0.66	0.58	0.63

Nonperforming assets to total assets - non-acquired	0.36%	0.42%	0.48%	0.41%	0.44%
Nonperforming assets to total assets - acquired	0.16	0.18	0.21	0.14	0.15
Total nonperforming assets to total assets	0.52	0.60	0.69	0.55	0.59

Average Balances
Total average assets	$4,699,745	$4,572,188	$4,420,438	$4,206,800	$3,601,381
Less: Intangible assets	78,878	79,620	80,068	69,449	37,006
Total average tangible assets	$4,620,867	$4,492,568	$4,340,370	$4,137,351	$3,564,375

Total average equity	$466,847	$437,077	$430,410	$416,748	$370,816
Less: Intangible assets	78,878	79,620	80,068	69,449	37,006
Total average tangible equity	$387,969	$357,457	$350,342	$347,299	$333,810

	March 31,	December 31,	September 30,	June 30,	March 31,
LOANS	2017	2016	2016	2016	2016

Construction and land development	$174,991	$160,116	$153,901	$142,387	$147,594
Commercial real estate	1,349,883	1,357,592	1,293,512	1,239,508	1,171,356
Residential real estate	893,675	836,787	833,413	794,321	762,838
Installment loans to individuals	165,040	153,945	145,523	115,513	95,183
Commercial and financial	389,445	370,589	342,501	323,466	277,775
Other loans	725	507	489	857	468
Total Loans	$2,973,759	$2,879,536	$2,769,339	$2,616,052	$2,455,214

11

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016

Customer Relationship Funding
Noninterest demand
Commercial	$916,940	$860,449	$892,876	$860,953	$768,890
Retail	234,109	220,134	209,351	211,722	212,367
Public funds	52,126	48,690	42,147	44,275	52,244
Other	21,949	19,036	24,168	29,842	20,568
	1,225,124	1,148,309	1,168,542	1,146,792	1,054,069

Interest-bearing demand
Commercial	117,629	102,320	100,824	102,105	101,767
Retail	613,121	591,808	567,286	549,301	496,846
Public funds	139,707	179,599	108,370	124,982	152,291
	870,457	873,727	776,480	776,388	750,904

Total transaction accounts
Commercial	1,034,569	962,769	993,700	963,058	870,657
Retail	847,230	811,942	776,637	761,023	709,213
Public funds	191,833	228,289	150,517	169,257	204,535
Other	21,949	19,036	24,168	29,842	20,568
	2,095,581	2,022,036	1,945,022	1,923,180	1,804,973

Savings	363,140	346,662	340,899	330,928	313,179

Money market
Commercial	313,094	286,879	313,200	293,724	271,567
Retail	414,886	411,696	411,550	419,821	380,233
Public funds	93,626	104,122	134,181	147,385	89,857
	821,606	802,697	858,931	860,930	741,657

Time certificates of deposit	398,318	351,850	365,641	386,278	362,638
Total Deposits	$3,678,645	$3,523,245	$3,510,493	$3,501,316	$3,222,447

Customer sweep accounts	$183,107	$204,202	$167,693	$183,387	$198,330

Total core customer funding (1)	$3,463,434	$3,375,597	$3,312,545	$3,298,425	$3,058,139

(1)	Total deposits and customer sweep accounts, excluding certificates of deposits.

12

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2017			2016
	First Quarter			Fourth Quarter			First Quarter
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,279,246	$8,087	2.53%	$1,251,015	$6,880	2.20%	$996,301	$5,683	2.28%
Nontaxable	27,833	441	6.34	28,589	441	6.17	17,929	251	5.60
Total Securities	1,307,080	8,528	2.61	1,279,604	7,321	2.29	1,014,230	5,934	2.34

Federal funds sold and other
investments	56,771	510	3.64	90,437	517	2.28	52,213	290	2.23

Loans, net	2,918,665	31,949	4.44	2,833,895	32,056	4.50	2,246,773	26,074	4.67

Total Earning Assets	4,282,515	40,987	3.88	4,203,936	39,894	3.78	3,313,216	32,298	3.92

Allowance for loan losses	(24,036)			(22,819)			(19,558)
Cash and due from banks	105,803			90,082			81,947
Premises and equipment	58,783			59,108			57,062
Intangible assets	78,878			79,620			37,006
Bank owned life insurance	84,811			48,954			43,647
Other assets	112,994			113,307			88,061

Total Assets	$4,699,745			$4,572,188			$3,601,381

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$834,244	$163	0.08%	$812,056	$149	0.07%	$710,083	$155	0.09%
Savings	353,452	44	0.05	343,753	44	0.05	303,207	37	0.05
Money market	803,795	417	0.21	824,440	429	0.21	667,466	412	0.25
Time deposits	347,143	566	0.66	360,712	598	0.66	304,401	313	0.41
Federal funds purchased and
securities sold under agreements to repurchase	181,102	153	0.34	184,612	110	0.24	185,728	127	0.28
Federal Home Loan Bank borrowings	426,144	702	0.67	339,457	392	0.46	57,308	409	2.87
Other borrowings	70,273	565	3.26	70,197	544	3.08	69,987	496	2.85

Total Interest-Bearing Liabilities	3,016,153	2,610	0.35	2,935,227	2,266	0.31	2,298,180	1,949	0.34

Noninterest demand	1,183,813			1,167,687			906,231
Other liabilities	32,932			32,197			26,154
Total Liabilities	4,232,898			4,135,111			3,230,565

Shareholders' equity	466,847			437,077			370,816

Total Liabilities & Equity	$4,699,745			$4,572,188			$3,601,381

Interest expense as a % of earning assets			0.25%			0.21%			0.24%
Net interest income as a % of earning assets		$38,377	3.63%		$37,628	3.56%		$30,349	3.68%

(1) On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

13

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles. Prior periods have been revised to conform with the current period presentation.

14

RECONCILIATION OF NON-GAAP MEASURES
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands except per share data)	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016
Net income	$7,926	$10,771	$9,133	$5,332	$3,966
BOLI income (benefits upon death)	0	0	0	0	(464)
Security gains	0	(7)	(225)	(47)	(89)
Total Adjustments to Revenue	0	(7)	(225)	(47)	(553)

Merger related charges	533	561	1,699	2,446	4,322
Amortization of intangibles	719	719	728	593	446
Branch reductions and other expense initiatives	2,572	163	894	1,587	713
Early redemption cost for FHLB advances	0	0	0	1,777	0
Total Adjustments to Noninterest Expense	3,824	1,443	3,321	6,403	5,481

Effective tax rate on adjustments	(1,480)	(404)	(1,168)	(2,532)	(1,845)
Adjusted Net Income	$10,270	$11,803	$11,061	$9,156	$7,049
Earnings per diluted share, as reported	0.20	0.28	0.24	0.14	0.11
Adjusted Earnings per Diluted Share	0.26	0.31	0.29	0.24	0.20
Average shares outstanding (000)	39,499	38,252	38,170	38,142	35,453

Revenue	$48,070	$47,354	$47,437	$43,651	$38,941
Total Adjustments to Revenue	0	(7)	(225)	(47)	(553)
Adjusted Revenue	48,070	47,347	47,212	43,604	38,388

Noninterest Expense	34,746	30,297	33,435	34,808	32,341
Total Adjustments to Noninterest Expense	3,824	1,443	3,321	6,403	5,481
Adjusted Noninterest Expense	30,922	28,854	30,114	28,405	26,860

Adjusted Noninterest Expense	30,922	28,854	30,114	28,405	26,860
Foreclosed property expense and net (gain)/loss on sale	(293)	(78)	124	(41)	38
Net Adjusted Noninterest Expense	31,215	28,932	29,990	28,446	26,822

Adjusted Revenue	48,070	47,347	47,212	43,604	38,388
Impact of FTE adjustment	211	204	287	308	127
Adjusted Revenue on a fully taxable equivalent basis	48,281	47,551	47,499	43,912	38,515
Adjusted Efficiency Ratio	64.7%	60.8%	63.1%	64.8%	69.6%

Average Assets	$4,699,745	$4,572,188	$4,420,438	$4,206,800	$3,601,390
Less average goodwill and intangible assets	(78,878)	(79,620)	(80,068)	(69,449)	(37,015)
Average Tangible Assets	4,620,867	4,492,568	4,340,370	4,137,351	3,564,375

Return on Average Assets (ROA)	0.68%	0.94%	0.82%	0.51%	0.44%
Impact of removing average intangible assets and related amortization	0.06%	0.06%	0.06%	0.05%	0.04%
Return on Tangible Average Assets (ROTA)	0.74%	1.00%	0.88%	0.56%	0.48%
Impact of other adjustments for Adjusted Net Income	0.16%	0.05%	0.13%	0.33%	0.32%
Adjusted Return on Average Tangible Assets	0.90%	1.05%	1.01%	0.89%	0.80%

Average Shareholders' Equity	$466,846	$437,077	$430,410	$416,748	$370,816
Less average goodwill and intangible assets	(78,878)	(79,620)	(80,068)	(69,449)	(37,015)
Average Tangible Equity	387,968	357,457	350,342	347,299	333,801

Return on Average Shareholders' Equity	6.9%	9.8%	8.4%	5.1%	4.3%
Impact of removing average intangible assets and related amortization	1.9%	2.7%	2.5%	1.5%	0.8%
Return on Average Tangible Common Equity (ROTCE)	8.8%	12.5%	10.9%	6.6%	5.1%
Impact of other adjustments for Adjusted Net Income	1.9%	0.6%	1.7%	4.0%	3.4%
Adjusted Return on Average Tangible Common Equity	10.7%	13.1%	12.6%	10.6%	8.5%

15